EXHIBIT 10.13

                                 PROMISSORY NOTE


October 8, 1998                                                     $200,000.00


           FOR VALUE RECEIVED, the undersigned hereby promise to pay to the order of Pre-Paid Legal Services, Inc., an Oklahoma corporation ("Company"), the principal sum of Two Hundred Thousand and no/100 dollars ($200,000.00), together with interest thereon at the rate of ten percent (10%) per annum from the Effective Date. Payments pursuant to this Note shall be made at the offices of the Company, 321 East Main Street, Ada, Oklahoma 74820 or such other place as the holder may designate in writing, in lawful currency of the United States of America.

           The undersigned agrees to pledge all of his current and future commissions derived from all existing and future memberships from all of his associate accounts with Company or its subsidiaries and all common stock or options to purchase common stock that undersigned now has or acquires during the term of this Note or until its final payment. The Company is not required to rely on the above security for the payment of this Note in the case of default, but may proceed directly against the Promisor.

           The undersigned agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, the undersigned will pay to the holder such holder's reasonable attorneys' fees, together with all court costs and other expenses of collection, defense or enforcement incurred by such holder.

           The undersigned and all endorsers, sureties, guarantors and other persons who may be liable for all or any part of this obligation severally waive presentment for payment, protest, demand and notice of nonpayment. Such parties consent to any extension of time (whether one or more) of payment hereof, or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.

         The Promisor reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

         No renewal or extension of this Note, delay in enforcing any right of the Company under this Note, or assignment by Company of this Note shall affect the liability of the Promisor. All rights of the Company under this Note are cumulative and may be exercised concurrently or consecutively at the Company's option.

         This Note shall be construed in accordance with the laws of the State of Oklahoma.

         If any one or more of the provisions of this Note is determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

         All payments of principal and interest on this Note shall be paid in the legal currency of the United States.

           IN WITNESS HEREOF, this Note has been executed and delivered effective this 8th of October 1998 (the "Effective Date").



                                              /s/ WILBURN L. SMITH
                                              ----------------------------------
                                              Wilburn L. Smith      ("Promisor")